UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2007

MIVA, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Long Term Incentive Compensation Program

On December 17, 2007, the Compensation Committee of the Board of Directors (the “Board”) of MIVA, Inc. (the “Company”) adopted the MIVA, Inc. 2008 Long Term Incentive Compensation Program.

The program provides for grants of Restricted Stock Units (each an “RSU”) under the MIVA, Inc. 2006 Stock Award and Incentive Plan to certain employees, including executive officers, of the Company. Under the program, 80% of the total grant to a participant will be service-based RSUs and 20% will be performance-based RSUs. Each RSU represents the right to receive one share of the Company’s common stock upon satisfaction of the vesting conditions. Up to 1,900,000 shares of the Company’s common stock are initially reserved for issuance and may be granted under the program.

Service-based RSUs will vest at the rate of 25% per year beginning one year from the date of grant. Except as provided below, vesting of service-based RSUs is contingent upon continued employment with the Company and, unless vested, service-based RSUs will be forfeited upon separation of employment from the Company for any reason. Service-based RSUs will immediately and fully vest in the event of a change in control of the Company as defined in the MIVA, Inc. 2006 Stock Award and Incentive Plan.

For certain participants who have employment agreements with the Company, subject to the terms of the specific employment agreements, if the person is terminated without cause or the person resigns from the Company for good reason, any unvested service-based RSUs generally will immediately and fully vest upon termination of employment. If a participant’s employment with the Company is terminated due to death, any unvested service-based RSUs will not become vested due to such death.

Performance-based RSUs will vest based on the Company’s stock obtaining a pre-determined closing price for a period of time. For performance-based RSUs to vest, the Company’s stock must close above the target price of $4.00 per share for 10 consecutive trading days (the “Performance Goal”). However, for grants made after January 2, 2008, the target price for the Performance Goal will be $2.00 above the fair market value of the Company’s stock on the date of grant. If the Performance Goal is met, then the performance-based RSUs will vest on the vesting day, which is the day following the achievement of the Performance Goal; provided, however, if the Performance Goal is met prior to June 30, 2008, then the vesting day will be on June 30, 2008.

Vesting of performance-based RSUs is contingent upon continued employment with the Company and, unless a participant is employed on the date the Performance Goal is met, the performance-based RSUs will terminate upon the date of termination of such participant. Also, if a participant is terminated for cause following attainment of the Performance Goal but prior to the vesting day, then such participant’s performance-based RSUs will terminate. If the Performance Goal is met prior to June 30, 2008 and a participant’s employment terminates other than for cause after the Performance Goal is met and prior to June 30, 2008, then the vesting day is June 30, 2008.

If there is a change in control and the Performance Goal is not met prior to the date of such change in control, then the participant’s performance-based RSUs will terminate. If there is a change in control prior to June 30, 2008 but following attainment of the Performance Goal, then the participant’s performance-based RSUs will vest on the date of such change in control.

On January 2, 2008, it is anticipated that the following named executive officers of the Company will receive the following RSUs under the program:

Peter Corrao, Chief Executive Officer	380,000
Sebastian Bishop, President and Chief Marketing Officer	198,791
Lowell Robinson, Chief Financial Officer and Chief Operating Officer	125,000
John Pisaris, General Counsel	124,116

2008 Bonus Program

On December 17, 2007, the Compensation Committee of the Board adopted the MIVA 2008 Bonus Program (the “Bonus Program”). The material terms of the Bonus Program are attached hereto as Exhibit 10.3 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description

10.1	Form of Service Based RSU Agreement for the MIVA, Inc. 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).

10.2	Form of Performance Based RSU Agreement for the MIVA, Inc. 2006 Stock Award and Incentive Plan.

10.3	Description of the Material Terms of the MIVA 2008 Bonus Program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date December 21, 2007

By: /s/ Peter A. Corrao
Peter A. Corrao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Service Based RSU Agreement for the MIVA, Inc. 2006 Stock Award and Incentive Plan (previously filed as Exhibit 10.2 to the Company’s Form 10-Q/A for the quarterly period ended September 30, 2006 and incorporated herein by reference).

10.2	Form of Performance Based RSU Agreement for the MIVA, Inc. 2006 Stock Award and Incentive Plan.

10.3	Description of the Material Terms of the MIVA 2008 Bonus Program.